Exhibit 77(q)(1)(e)(2)

                              SCHEDULE OF APPROVALS

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                       ING VP EMERGING MARKETS FUND, INC.

                                       and

                              ING INVESTMENTS, LLC


                                          Annual Investment Management Fee
                                          --------------------------------
Series                             (as a percentage of average daily net assets)
------

ING VP Emerging Markets Fund                            0.85%